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                                                                  Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Commercial Bancshares, Inc. of our report dated January 23, 1998, related to the consolidated balance sheets of Commercial Bancshares, Inc. and the related statements of income, shareholders' equity and cash flows for the years then ended, which report is included in the Annual Report on Form 10-KSB of Commercial Bancshares, Inc. for the fiscal year ended December 31, 1997.





                                         CROWE, CHIZEK AND COMPANY LLP


Columbus, Ohio
March 16, 1999